Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 26, 2010

Among

OWENS CORNING,

As Issuer

OC CANADA HOLDINGS GENERAL PARTNERSHIP,

Each of the SUBSIDIARY GUARANTORS party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

9.000% Senior Notes Due 2019

THIS SECOND SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of May 26, 2010, among OC CANADA HOLDINGS GENERAL PARTNERSHIP, a Delaware corporation (the “Guaranteeing Subsidiary”), OWENS CORNING, a Delaware corporation (“Company”), the SUBSIDIARY GUARANTORS listed on the signature pages hereto (“Subsidiary Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United Sates of America, as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 2, 2009 (the “Original Indenture” and, as thereafter supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered a Supplemental Indenture, dated as of June 8, 2009 (the “First Supplemental Indenture”), providing for the establishment of a series of Securities designated as the “9.000% Senior Notes due 2019” (herein referred to as the “2019 Notes”), the form and substance of the 2019 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and the First Supplemental Indenture;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the 2019 Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, the Guaranteeing Subsidiary, concurrently with the execution of this Supplemental Indenture, will guarantee the Company’s Obligations under the Credit Agreement, and will execute and deliver the Note Guarantee to the Trustee;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guaranteeing Subsidiary, the Subsidiary Guarantors desire to execute and deliver this Supplemental Indenture, have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture and in accordance with Section 9.05 of the Indenture have delivered to the Trustee an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and in accordance with and Section 11.03 of the Indenture have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, the Company, the Guaranteeing Subsidiary, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture, and the Guaranteeing Subsidiary is authorized to execute and deliver the Note Guarantee to the Trustee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the 2019 Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the 2019 Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2019 Notes by accepting a 2019 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2019 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Subsidiary Guarantors and the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

*        *        *         *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

OC CANADA HOLDINGS GENERAL PARTNERSHIP

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING

By:	/s/ Michael McMurray
Name:	Michael McMurray
Title:	Vice President Finance and Treasurer

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Senior Vice President,
General Counsel and Secretary

CDC CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

ENGINEERED PIPE SYSTEMS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

ERIC COMPANY

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

FALCON FOAM CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Second Supplemental Indenture

INTEGREX VENTURES LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

IPM INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

JEFFERSON HOLDINGS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

MODULO USA LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCCV1, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCCV2, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Second Supplemental Indenture

OWENS CORNING COMPOSITE MATERIALS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING CONSTRUCTION SERVICES, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING MASONRY PRODUCTS, LLC (F/K/A OWENS CORNING CULTURED STONE, LLC)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OCV INTELLECTUAL CAPITAL, LLC (F/K/A OWENS-CORNING FIBERGLAS TECHNOLOGY II, LLC)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING FOAM INSULATION, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING FRANCHISING, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Second Supplemental Indenture

OWENS-CORNING FUNDING CORPORATION

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING HOMEXPERTS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING HT, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING INSULATING SYSTEMS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING INTELLECTUAL CAPITAL, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING OVERSEAS HOLDING, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING ROOFING AND ASPHALT, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Second Supplemental Indenture

OWENS CORNING SALES, LLC (F/K/A OWENS CORNING SALES, INC.)

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING SCIENCE AND TECHNOLOGY, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

OWENS CORNING U.S. HOLDINGS, LLC

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

PALMETTO PRODUCTS, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

SOLTECH, INC.

By:	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Authorized Signer

Second Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

Second Supplemental Indenture